THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference EVENT DATE/TIME: MARCH 13, 2013 / 1:40PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Jonathan Ramsden Abercrombie & Fitch Co. - EVP and CFO Brian Logan Abercrombie & Fitch Co. - VP, Finance & Controller C O N F E R E N C E C A L L P A R T I C I P A N T S Lorraine Hutchinson BofA Merrill Lynch - Analyst P R E S E N T A T I O N Lorraine Hutchinson - BofA Merrill Lynch - Analyst Next up is Abercrombie. We are happy to have Jonathan Ramsden and Brian Logan here to present. We are going to kick it off with a quick overview from Jonathan, and then open it up to questions. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Good morning, everyone. Thanks, Lorraine, for having us today. So before I start, I have to remind you of the usual caveat that any forward-looking statements we make today are subject to the Safe Harbor statement found in our SEC filings. Also, in general, our comments in the presentation and going forward are going to reflect the newly adopted cost method of accounting for inventory. Finally, we will be referencing some adjusted non-GAAP measures and you can refer to Exhibit 99.3 of our 8-K filed on February 27, 2013, for a reconciliation of the non-GAAP measures to the applicable GAAP measures. So we're going to keep our prepared comments fairly brief this morning, and primarily just focus on the key themes from the last earnings call. So we would like to start by reminding you that our overall corporate strategic objective is to leverage our iconic brands to build a highly profitable, sustainable global business and to create significant shareholder value by doing that. And this objective remains constant as we continue to operate our business with a long-range perspective. Recapping our results for 2012, the year was one of two halves. The first half was tough as we went through a significant comp decline in Europe, driven primarily by the macro situation there. We were also working through excess inventory coming into the year and still going through the high cotton cost phase. As we went into the back half of the year, we saw sequential improvement in Europe. Cotton costs became a tail wind and we saw improvement in the top line. As a result, we ended the year with sales up 8.5% and net income per diluted share up 16.9%. And that, of course, included the 53rd week. So after going through a period of significant negative comp store sales in the US between 2008 and 2009, we have now achieved our third successive year of healthy year-over-year growth in sales and adjusted EPS. Likewise, our operating income has steadily increased over the past few years, although our margins are still well below peak levels and historic levels, despite the benefit of our highly profitable international business. So as Mike said on the recent earnings call, this clearly represents a challenge but also a major opportunity for the Company. And we think this opportunity lies in to specific areas. The first we are calling process efficiency and ROI and involves revisiting our operating model to identify opportunities, to simplify processes, increase efficiencies and eliminate spend that provides a low or negative return. And with regard to these initiatives, we have engaged an outside consulting firm to support us, and we expect to complete the diagnostic phase of this project by the end of the first quarter and be in a better position to quantify the opportunity at that point. The second initiative involves identifying ways to optimize our AUR, particularly in our US stores and US DTC, where AUR has come down over time as we have become more promotional. Making progress on AUR will help our gross margins and also contribute to expense leverage. These 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

initiatives are a major corporate priority and we have established cross-functional teams consisting of full-time leaders that are supported by other senior associates. Overall, if we can make meaningful progress on these initiatives, we believe it is a realistic goal to drive our operating margin back to at least the low teens over the next few years. Beyond these initiatives, our focus remains on the strategic initiatives we outlined back in August of last year with regard to merchandising, inventory optimization, insight and intelligence, customer engagement, optimizing expense and AUC, and US store closures. Through continued focus on our key strategic initiatives, including the two cross-functional initiatives I discussed the moment ago, we are confident that we can drive significant and sustainable improvements in our performance. Turning to international, as of year end, we operated 139 stores in 18 countries. In 2012, international stores generated about $1.176 billion in sales, while overall international sales, including direct to consumer, represented nearly one third of our business. And that was up from $264 million or less than 8% of our business four years ago. This growth has been and remains highly profitable, particularly in Europe, and has resulted in strong cash flow and a strong return on invested capital. We continue to believe that the underlying performance and value creation from our international business is not fully appreciated in light of negative comps, which in part reflect exceptionally strong initial performance in markets like the UK and Germany. Moving on to the balance sheet, we ended the year with approximately $646 million in cash and cash equivalents. Including our undrawn credit and term loan facilities, this equated to total pro forma liquidity of $1.146 billion as of February 2, 2013. Subsequent to year end, we have drawn down the full $150 million from the term loan and this cash will be available to supplement our operating cash flow in funding our 2013 capital allocation priorities. For 2012 as a whole, we generated approximately $345 million of free cash flow, which was net of capital expenditures of $340 million and benefited from lower end-of-year inventory levels. Our objective for 2013 will be to generate around $300 million of free cash flow net of expected capital expenditures of around $200 million with inventory expected to be a use of cash for the year, given where we ended in 2012. Going back to our capital allocation philosophy, it remains to be highly disciplined in allocating capital to where it will derive the greatest return on a risk-adjusted basis. After allocating capital to new stores and other projects that provide superior returns, we continue to expect to return excess cash to shareholders. For 2012, that meant, using rounded numbers, investing $340 million in new store openings and CapEx investments in DTC systems, IT projects and DC investments, including new order management, warehouse management and merchandise planning systems; $322 million in share repurchases; and $58 million in dividend payments. Over the past three years, we have repurchased 12.7 million shares at an average cost of under $47 per share. As of our last earnings call, we still had available 18.7 million shares authorized for future repurchase and, as we have stated in the past, we will execute share buybacks when we think the stock is attractively priced on a long-term basis and where we have available liquidity while protecting our $350 million cash cushion. So that brings us to the end of our brief prepared remarks this morning. As we have stated, we are highly focused on our strategic objective of leveraging our iconic brands to build a highly profitable, sustainable global business. In the US we certainly believe we can increase productivity but also believe there is a significant margin improvement opportunity beyond that. Internationally, we expect to maintain a healthy pipeline of profitable new store openings, building out our already very strong base. And both in the US and internationally, we continue to see direct as a major opportunity. So combining all of that, we expect to maintain healthy sales and earnings growth over the next several years. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

Q U E S T I O N S A N D A N S W E R S Lorraine Hutchinson - BofA Merrill Lynch - Analyst Thanks, Jonathan. Could we kick off by talking a little bit about the US consumer, how your consumer has been reacting to some of the various macro trends that we have seen and what you expect for 2013? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Sure. I think that question is a little more complicated for us than it may be for some others because we always knew that February was going to be a tough month from a top-line standpoint because of what we were lapping from a year ago. So as we look at February, particularly given the weather effect, which for us, again, was exacerbated because a year ago when it was milder, we had a ton of carryover winter wear. This year, we have almost no outerwear other than the new spring outerwear we are bringing in. So I think for us it's harder to read February than it may be for others. We had always anticipated February and the first half of March would be tough from a comp store standpoint. So I think, for us, it's hard to say at this point whether there are other factors impacting the business. Clearly, we have read and heard what others have said. But I think we will have better visibility on that as we get past this period where we are lapping that heavy fall clearance selling from a year ago. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And what about the consumer environment in Europe? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO You know, I think in Europe generally -- it's hard to generalize, first of all. We see from a macroeconomic standpoint, but also in terms of our own business trajectory, significant divergence even within countries, sometimes, in terms of how the business is evolving. I think, overall, we would probably look at Europe today and say that the environment is relatively stable, or at least not getting worse, although the UK is clearly going through a difficult time. But we have seen some sequential improvement in the UK business in the back end of 2012. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And I wanted to just focus on your two major initiatives. First, on the cost cutting or containment initiatives, what is the structure of that? Any early findings? And how do you expect that to pace out? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, we said that by the end of this quarter we will have got through what we are calling the diagnostic phase. So we have engaged an outside consultant. The project is being led internally, but we are leveraging the expertise of that consultant to help and their prior experience of similar projects. So our expectation is that by the time of the first quarter earnings call, we will be in a better position to frame the opportunity either in dollar terms or in perhaps some kind of margin rate terms. And then, after that, we would be in position to start implementing some of the changes that will come out of the process. Some of them we may need to test. If they are significant changes in our operating model, I think we would want to test them for a period of time in a smaller number of stores before we would implement them across the chain. But we're hopeful that by the end of this quarter, we will be able to give more detail on that and put up some broad objective as to where we think we are going to go with the initiative. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

Lorraine Hutchinson - BofA Merrill Lynch - Analyst Is the primary focus stores or head office cost? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO It's both. It's oriented towards the US. If you look at our international store margins, they are still very strong. So we think that is less of an area of focus. And direct, obviously, has very strong margins. So I think what has really motivated this exercise is looking at our US store margins, particularly if you load in the non-four-wall cost and where they are relative to peak. And what that tells us is, if we look at our merchandise margins, they are still comfortably ahead of our peer group, we believe, when you put them on an apples-to-apples basis. But our store margins in the US are below most of our competitors. So that tells us that we are investing in some expenditures which don't have a return or maybe even have a negative return. And this initiative is designed to get at those issues and identify what those things are that we are investing in. If you look at SG&A, we are focusing on -- occupancy is obviously harder to affect short-term, so this is mainly focused on non-occupancy SG&A. The biggest components of that in that kind of variable bucket would be -- store payroll is the biggest piece; second, other store variable expenses, packaging, supplies, marketing. And then the next-biggest component would be our home office infrastructure. So that is -- they are all part of it. And beyond that, obviously, supply chain, DC, regional management structures and so on are all part of what we are looking at. Lorraine Hutchinson - BofA Merrill Lynch - Analyst You always had a very strong and unique head office culture. Is there buy-in for some of these cost reductions throughout the management team? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Yes. I think, first of all, we are not calling it a cost reduction program because that really isn't what it is. It's how are we making sure that what we are investing in is -- you know, are the right things and that we have -- we are operating in the most efficient way, that manifests itself in cost reductions, which it probably will. But that will be what it will be. I would say there is complete alignment among the leadership team. This is an initiative that has been communicated across the company internally. And obviously, we've spoken about it externally. So I think people understand very clearly internally that this is a major focus. We have taken people out of their day jobs to focus on this internally at a senior level. We have put together a very senior team of people across the business. So I think that has sent a very clear signal across the organization that this is something that is very serious, will need the engagement of people across the organization. And I think we clearly have that level of engagement on the line going into this. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And then moving on to the AUR program, have you or will you test some of these higher prices with the customer? What has the customer acceptance of higher price points looked like? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO I think the AUR initiative is not likely to result in ticket increases, per se. The tickets need to be where they need to be, based on competitive and other factors. It's more likely to manifest itself in things that we can do that enable us to be less promotional and have a higher proportion of 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

full-priced sell-through and things of that nature, rather than putting our tickets up, although it is possible that tickets could be a component of it. Lorraine Hutchinson - BofA Merrill Lynch - Analyst Moving over to Europe, profitability obviously took a hit last year with the macro issues and the cotton costs. Where are you versus your initial plans? And have you updated your operating margin targets for your international stores? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, despite everything last year, our international stores were still north of 30%, which is our long-term goal. So there was some cotton cost impact in that. We obviously had some deleverage from the negative comps. And Europe was actually higher than that because Japan brings down the overall margin, and Canada to some degree. So we are happy that we were able to end 2012, despite a difficult year in Europe in particular, still exceeding our margin objective. And that would remain our objective going forward, to be at or above that 30% four-wall margin. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And you explored your growth rate a little bit in Europe with the new store openings. What are your current targets for both Abercrombie flagships and Hollister's in Europe? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO We brought the overall count down to 20 international Hollister's for 2013 compared to roughly 30 in 2012. We will have the Shanghai and Seoul flagships -- will be the only flagships we will open in 2013. It's possible that the London kids flagship could still be in 2013. Beyond that, I think there are some potential additional flagships in Europe, although that's probably going to require some improvement in the overall macro environment before we would -- potentially, though, somewhere like Rome, Barcelona, high tourist locations that we have looked at in the past could come back onto the list. But our focus, I think, is increasingly now shifting to Asia, Middle East, Southern Hemisphere as having a disproportionate number of the openings going forward. And I think the shift is also more to Hollister than A&F, given that what we have seen over time is that A&F flagships can have a very, very high return on investment if they perform as well as somewhere like London or Paris or Milan have. But the range of outcomes is more varied for flagships, versus for Hollister it's more predictable. So I think that is why we have skewed a little more to Hollister going forward. But that will remain under review. And it's possible we may open some A&F stores in malls internationally that would be probably elevated from a normal chain store but wouldn't be a full flagship concept. Lorraine Hutchinson - BofA Merrill Lynch - Analyst How do you view your Asian opportunity? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO It's very early days, but we are very encouraged by what we have seen. We certainly -- when we opened it up in China, we didn't have anything like the level of awareness when we opened up in Germany or the UK. So the stores opened more modestly. But I think what we are excited about is the fact that all of the Chinese stores that are comping are comping positively. Hong Kong is extremely strong. Two Hollister stores in Hong Kong are routinely among our top few stores around the world in terms of their daily volumes. The flagship is doing very well. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

So we are encouraged by Hong Kong and China. Korea, we are just getting started, but that is looking good, too. So it's early days, but we feel encouraged and excited by what we are seeing. We are also very excited about going back into Japan with Hollister this summer. And, clearly, if we can get some traction there, that could be a huge opportunity. And then Australia -- we open our first store next month. So that, we think, is a significant opportunity. Lorraine Hutchinson - BofA Merrill Lynch - Analyst What were the learnings from Japan? Was that real estate? Was that brand awareness? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO I certainly think we probably were in the wrong location. And I think it's important to keep in mind that that was something that was decided many, many years ago now. And the store does fine and the volume is pretty good. But the rent is very high, and so it's not a very profitable store and it hovers close to breakeven. But the absolute volume is pretty good. So I think, if we were doing it all over again, we probably would have been in a different part of Tokyo. And when we get on with Hollister, our strategy from a real estate standpoint is going to be somewhat different in terms of the types of location we go into, and in part so that we are not paying as high rent as we have in the Ginza flagship store. But overall, the store does well, so I don't think -- it does well from a volume standpoint, but it is more of a profitability issue. Lorraine Hutchinson - BofA Merrill Lynch - Analyst Maybe we will see if there are any questions in the audience. Unidentified Audience Member You talked about the consultants looking at non-occupancy SG&A, primarily payroll. Have you guys brought in like a payroll system in the past? And what type of systems have you used? And have you analyzed that before? Because I guess your in-store selling experience is different from other retailers. So I'm wondering, if you were to lower your payroll, that perhaps impact your competitive advantage to some extent? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, I think that's the question. We have a template for how we run the stores. And we run the stores in accordance with that pretty consistently. And that is based on certain tasks or a range of very specific tasks that need to get accomplished in the store. I think the question is, are there some of those tasks that don't add value or maybe even have negative value and figuring out which those are. And they are not just -- a lot of things that happen in the store are a function of things that happen further up the chain, in terms of how we choose to allocate and process merchandise and so on. So I think that's exactly the question, is getting into those things, figuring out which of them add value from the customer's perspective and which of them don't. And our premise looking at the data is there have to be some things we are doing that aren't adding value because when we look at our overall margins in those stores, given our merchandise margins, we are clearly spending more than the competition. And some of that has value because it is enabling us to accomplish those higher merchandise margins. But some of it, we think the data indicates, doesn't; and that is what we are trying to get at. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

Unidentified Audience Member Have you guys analyzed the payroll in the past few years, or is this like the first time in awhile that you guys have --? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, we constantly look at it, and we constantly look at what our specific things we could do to bring down our expense. This is a much broader, sort of more holistic look that we are taking than we have taken in the past, where it has been more sort of siloed. This is across the whole Company. Lorraine Hutchinson - BofA Merrill Lynch - Analyst I had a follow-up question. Can you explain or help us understand a little bit more about the AUR and the opportunity to improve the markdown? Just help us understand what is different now versus what you were doing. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Do you want to take that one? Brian Logan - Abercrombie & Fitch Co. - VP, Finance & Controller Sure. I think one of the initiatives we have is our customer relationship management database. And that is something that we instituted earlier in 2012 and we are starting to expand the contacts that we have in that database. And that is going to be one of the things, levers that we think we can tap into, to help with the AUR. That should help us be more personalized with our messages, more streamlined with our promotions, so we are not doing a broad-based promotion that we typically see in today's store environment. The promotions are usually advertised on front of store; they are available to everyone. The CRM can help us be more specific in those promotions, be more personalized with our messages to our consumers. So that's one potential lever that we might be able to pull. And again, we are looking at AUR in terms of optimizing that, probably not focused as much on raising tickets but just figuring out how to be smarter with how we do our promotions. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And then a follow up on that -- are you going to do any changing of planning and allocation in terms of stores getting different assortments? Because right now, I'm pretty sure that all stores get the same assortment. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO No; there are different tiers of stores which get different assortments. So they are new to them; and that is primarily based on volume that the store is achieving. But those types of things will be things that we'll look at as part of this process. Unidentified Audience Member Last year, you guys lost money in the first quarter and you are guiding to slight loss here in this first quarter. Is there anything structurally different about your annual cadence or anything seasonally? 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, I think one of the things that affects it is obviously the move to cost method which hurts the first quarter relative to the other quarters because typically in the first quarter under the retail method, we would have had -- the markdowns would have been taken on that fall carryover inventory at the end of the fourth quarter of the preceding year. So that is clearly the primary reason that the restated Q1 goes down from -- I think it was a $0.03 profit under the retail method to a $0.25 loss under the cost method. So there's a shifting within the year because of that markdown reserve under the retail method, essentially pulling forward markdowns at the end of the season and, to some degree, at the end of the first and third quarters. Does that answer the question? Lorraine Hutchinson - BofA Merrill Lynch - Analyst Maybe just to follow up on the inventory accounting change, does that help you plan the way you think about the business? Are there any pluses? Obviously, you are moving to the method that most other retailers do. But is there anything we should look for that would actually help you in the way you run your business from this change? Brian Logan - Abercrombie & Fitch Co. - VP, Finance & Controller Yes. I think it has more to do with the system changes that we have done, rather than the conversion to the cost method for external reporting purposes. We did implement a new merchandise planning system. The old system was -- the focus was more on our initial markup. The current system, the focus is more on selling margins, so what you are actually selling it for versus what you bought the merchandise for. And I think the other difference with the new system is we are planning at a more granular level in terms of how we are segmenting our store business. And that should help as well. So I think, by shifting the focus to selling margin and planning it at a little bit more granular level on a store basis, that should help us be able to analyze what we are doing, be able to plan our inventory assortment, or inventory markdowns and our cadence a little bit better as we go through, and actually seeing what those margins are, the selling margins are -- hopefully, that will be smarter on the merchandise planning side with how we are doing our promotions. Unidentified Audience Member Jonathan, could you speak a little more to the diagnostic work that your consulting team is doing? In particular, are they looking solely at processes and tasks and so forth, or are they able to look and diagnose (inaudible) to say relative to the brand, whether the brand needs to be updated, anything like that? Or is that off limits from what they are doing? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO It's looking at where we invest our SG&A. So I think it's more the former. If I understand your question correctly, it would be more the former. Unidentified Audience Member I'm just trying to see whether, considering updating the brand is at all something you are thinking about. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO What do you mean by updating the brand? Unidentified Audience Member To make it more relevant to kids nowadays. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, I think that's obviously a constant area of focus. In terms of the customer experience, we are clearly always looking at things we could or should do differently, an example being the test we have been running with the shutters. So we took the shutters down in 20 or 30 A&F stores so that people could see into the store, to see what that would do. That first phase actually produced a pretty positive result in those stores. The next phase is now to, rather than just take the shutters down, to actually now use that space to more proactively merchandise it. So that would be an example of, I think, something we have done and are looking at which would affect the customer's experience of the brand. And I think we are absolutely open to looking at those types of things. From a marketing standpoint, that's something that we are continuing to invest in and will be a focus going forward. Unidentified Audience Member Could you talk a little bit about (inaudible) inventory (inaudible)? Lorraine Hutchinson - BofA Merrill Lynch - Analyst Can you repeat the question? Unidentified Audience Member Yes. Can you talk about your inventory? It was down 36%. Was that in line with plans? And if it -- you can't comp in Q1 because you lack inventory, why did you guys go with that plan? And then also, in transit versus store. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Yes, I mean there's two components there. Firstly, fall inventory was always planned to be significantly down because we obviously had way too much of that at the end of 2011. And we knew that that would have some impact on sales in Q1. But from a margin standpoint, we have got a very favorable mix effect out of that. So the gross margin rate we expect to be up very strongly in Q1 as an offset to the likes being down because of that lower fall carryover. From a spring standpoint we did have some receipts that were late coming in, which did somewhat artificially depress the end-of-year inventory level, and they are slowly coming in and we are getting back to having the right levels of spring inventory. So that was a little bit of an effect. It was really more of a timing issue than anything else, but it was a little lower than we would have planned. Brian Logan - Abercrombie & Fitch Co. - VP, Finance & Controller And I will make one other point as well. The mid-30 decline in inventory does include a significant AUC benefit year over year. So on a unit basis, the decline was not as significant as then. And transit, I think, was lower. It was a contributing factor as well, and I think that has to do with some of the delays in the spring deliveries as well. Unidentified Audience Member You mentioned on the last call that fashion was starting to sell out some of the new spring product that you brought in. Is this something that we should expect to see -- faster turns, leaner inventories to drive your margin? Or, was this just -- did this have to do with the later deliveries? 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO No. We would certainly hope that that would be the case. I think one of the ways we can get our AUR up is having a higher proportion of full-priced sell-through. So hopefully, that's something that with our merchandising initiatives and the AUR initiatives we would continue to see. Lorraine Hutchinson - BofA Merrill Lynch - Analyst Just to follow up on that, because on the call I wanted to understand -- it seemed like you wanted to go deeper in certain categories instead of turning faster and selling out of some of like the key fashion items. Is there a strategy change at all, like where you might actually switch to being more, like, embraced selling out of certain fast-turning items and trying to just replace that frequently? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, I think it's a combination. I think it's buying deep into things that we really believe in and then having some fashion items that turn very fast. So I think it's a combination of both. Lorraine Hutchinson - BofA Merrill Lynch - Analyst But no change to historically how you looked at inventory in the past? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO I think, not a dramatic one, no. Brian Logan - Abercrombie & Fitch Co. - VP, Finance & Controller I think, on the call, the question was around -- surrounded the spring inventory levels that we currently had at the time. And the question was whether we thought we were not deep enough or our assortment was too narrow. And I think the response that Mike gave was you thought that we weren't -- we just weren't deep enough, that we had the right assortment. So it was in response to a point-in-time question. Unidentified Audience Member Can you give us an update on the Gilly Hicks brand? How is it doing domestically versus overseas, and then any growth plans? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Yes. I think when we look at Gilly, what we feel we have accomplished is we have acquired a lot of expertise in the intimates category over the past few years. The challenge is, obviously, we have limited brand awareness still because we still only have a very small store footprint. But a couple of things we have been very encouraged by are we have been selling some Gilly product in Hollister stores, and that has been doing well and, we believe, is largely incremental. And then we have also been selling through the Hollister and A&F DTC sites. So you can click through to Gilly, and that has also been doing well. So that does suggest to us that awareness is key going forward. So what we're looking at is how can we drive better awareness without necessary investing a lot of CapEx in opening a lot more stand-alone stores, particularly in the US. Structurally, the US stores we have -- the other challenge is that they are the wrong size. So they are uneconomic because they are a much bigger footprint than we would want for our current assortment. So that is a bit of a challenge from a four-wall profitability standpoint. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

The international stores are tracking along nicely. They are certainly more productive than the US stores. So we are weighing all that and figuring out how we'd leverage what we have learned and accomplished so far without necessarily spending a huge amount of CapEx in terms of building out more stores. Lorraine Hutchinson - BofA Merrill Lynch - Analyst Do you have the space in the US Abercrombie and Hollister stores to add a small shop-in-shop? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, we are doing it today in a number of Hollister stores. It's a fairly limited assortment. One of the questions we are looking at is, could we expand that and have a slightly broader Gilly assortment within some Hollister stores, for example, or potentially across the Hollister chain. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And then direct-to-consumer -- you mentioned that as being a big growth channel. Are there a lot of investments that you need to make to continue to grow that business at the current pace? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO I think that there will be ongoing investments. Some of the bigger ones we have made are -- enabling fulfillment within Europe was extremely significant to us in terms of driving the direct business. That was switched on October-November 2011, and after that we saw very rapid growth in the direct business, which may, by the way, have been a contributing factor to the negative store likes that we saw in Europe, as the direct business was really growing very fast and people who chose to shop that way -- it was easier and quicker and less expensive for them to do that. So at some point, we will have the same in Asia. That will be an investment we need to make. And we would expect to see a similar benefit from when we are able to do that. We have a new order management system which is going into place. And we have a warehouse management system related to the direct-to-consumer business. So there are some big investments we are either through or in the middle of. But we would assume there are likely to be more going forward, cross-channel type investments and so on. Brian Logan - Abercrombie & Fitch Co. - VP, Finance & Controller And I think that we are seeing in that space that that's an area where shipping and handling is becoming more challenging and we are spending a little bit more money on paid search as well, particularly in our international markets. So that's an area where we have seen some increase spend as well. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And we have noted a wide price differential between your product here versus abroad. With the growing penetration of e-commerce, do you think you will be able to maintain those types of differentials? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Yes. I think, if you look at Hollister, the differential is smaller than for A&F. And that is partly for A&F, it's skewed because there was more flagship product, obviously, in the flagship stores. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

From an e-comm standpoint, people cannot buy from the US site and ship internationally, and they can't even really get to it very easily. So if you are shopping in the UK or Japan, you are going to get directed to a site that is local currency and reflects our local store pricing. I think, given where the premiums are internationally, particularly for Hollister, we don't see that as being a significant issue. I think people understand that things are typically less expensive in the US than they are in Europe across the range of consumer goods. So we don't really regard that as a specific issue. And then from a logistical issue, because the customer cannot go on the US site in order and ship to Europe, we kind of ring-fence it that way. Lorraine Hutchinson - BofA Merrill Lynch - Analyst And then how has your brand awareness been in Asia? Is that growing as you've opened some of the larger A&F flagship stores? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Yes. We would certainly believe it is growing. It probably started off higher for A&F than for Hollister. In Hong Kong, I think it was pretty good when we opened, at least on the Hong Kong side. One of the most encouraging stores we have had in Asia has been the Festival Walk Mall, which is on the Kowloon side. It started off well, and then it just built and built and built, which we would attribute to growing awareness among that segment of the population in Hong Kong. And then in China, the stores are all comping positively, which we would attribute to growing awareness and familiarity with the brand. Unidentified Audience Member On the China store side, how do you avoid what happened in Japan, where you have a good volume store but then the rents are pretty pricey? How do you avoid that situation in these prime Chinese locations? Or, is that something that you just have to absorb near-term in order to build your brand there? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP and CFO Well, I think it's going to be a mall-based rollout in China. We can get a good read on what the volumes should be. We think we should have the productivity over time to be competitive and profitable in those markets. So we have to make it work and achieve our 30% four-wall objective. We feel good about our ability to do that based on what we have seen so far. Lorraine Hutchinson - BofA Merrill Lynch - Analyst Great. Well, with that, I think we are about out of time. Thank you very much. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 13, 2013 / 1:40PM, ANF - Abercrombie & Fitch Co. at Bank of America Merrill Lynch Consumer & Retail Conference

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